EXHIBIT 99.2

FHLBank Chicago Declares Q3 2024 Dividend

October 22, 2024

To Our Members:

Based on our preliminary third quarter 2024 results, the Board of Directors of FHLBank Chicago today declared a dividend at an annualized rate of 9.25% for Class B1 activity stock and at an annualized rate of 4.65% for Class B2 membership stock.* The net benefit of the higher dividend received on Class B1 activity stock lowers your borrowing costs from us. This benefit is estimated to be a 17.24 basis point** interest rate reduction. Dividends will be paid to your DID account on November 15, 2024.

We expect to maintain at least a 9.25% (annualized) dividend for Class B1 activity stock for the fourth quarter of 2024 and at least an 8.50% (annualized) dividend for Class B1 activity stock for the first quarter of 2025, based on current projections and assumptions regarding our financial condition. We are providing this information to assist you in planning your activity with us. Any future dividend payments remain subject to determination and declaration by our Board of Directors and may be impacted by changes in financial or economic conditions, regulatory and statutory limitations, and any other relevant factors.

Over the past quarter, our financial strength enabled us to continue to innovate and offer products and programs that address barriers to equitable homeownership and availability of affordable housing. While there is no singular solution to fix our nation’s housing challenges, the combined benefits of these efforts and your partnership is helping to create thriving communities across Illinois and Wisconsin.

Earlier this month, we awarded over $3 million to grow the diverse real estate developer talent pipeline through our 2024 Community First® Diverse Developer Initiative. The grants support 62 fellowships and internships across 14 organizations in partnership with 11 members. This funding brings FHLBank Chicago’s overall commitment for the three-year program to $6.4 million to build a strong talent pipeline of housing leaders.

As reservation cycles ended on our Community Impact Advance Pilot Program, we are pleased to announce that we will reopen the program on November 13, 2024, to make available previously reserved but unused funds. We believe the initial launch on July 16 was immensely successful in empowering members to increase housing initiatives, drive economic growth, and foster community development throughout Illinois and Wisconsin by providing access to up to 200 basis points of interest rate subsidies. The program will remain open through June 30, 2027, or until funds are fully reserved and utilized.

To support your work to address needs and gaps in affordable housing lending, we launched our Low-Income Housing Tax Credit (LIHTC) Collateral Pilot Program, which provides increased lendable value on your pledged collateral for up to a program total of $300 million of qualifying mortgage loans on LIHTC multi-family housing projects through August 2027.

In addition to launching new pilot programs, we continue to review and improve our current products to promote homeownership. We enhanced our Mortgage Partnership Finance® (MPF®) Traditional conventional pricing to support low- and very low-income households through improved pricing for loans to borrowers with income at or below 80% of area median income (AMI). We announced members can now pledge mortgage collateral using VantageScore 4.0 credit scores as an alternative to the classic FICO credit score model to promote mortgage lending to creditworthy homebuyers who have historically been left out of conventional credit models.

EXHIBIT 99.2
More than $30 million has been disbursed through our Downpayment Plus® (DPP®) Program through the third quarter of 2024 to provide downpayment and closing cost assistance to over 3,000 homebuyers in partnership with 202 member financial institutions. The DPP Program will remain open through year-end, and we expect to award over $47 million in grants through our 2024 AHP General Fund to support affordable housing projects and developments later this month.

We are also supporting sustainable homeownership through homebuyer education and financial literacy, and by extension, expanding the pipeline of purchase-ready homebuyers for our members, by increasing our commitment to our Community First® Housing Counseling Resource Program by $1.5 million for the current program year. This brings our 2024 total to $3.5 million allocated to the Illinois Housing Development Authority (IHDA) and the Wisconsin Housing and Economic Development Authority (WHEDA), administrators of the program.

As always, thank you for your membership in the Federal Home Loan Bank of Chicago.

Best regards,

Michael Ericson
President and CEO

EXHIBIT 99.2
* FHLBank Chicago pays a higher dividend per share on your activity stock compared to membership stock to recognize members that support the cooperative by using our products. The higher dividend received on Class B1 activity stock has the effect of enhancing the benefits of using the Bank either by lowering the cost on advances and letters of credit or improving the return on Mortgage Partnership Finance® (MPF®) Traditional loans sold.
** Reflects Class B1 activity stock dividend as a reduction to the assumed advance rate, based on a Class B1 dividend rate of 9.25% for Q3 2024, an opportunity cost of buying stock (estimated to be the Q3 2024 U.S. Federal Reserve Average Federal Funds Rate of 5.27%), and 4.50% advance capitalization for illustration purposes only.

Forward-Looking Information: This announcement uses forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than statements of historical fact, including statements with respect to beliefs, plans, objectives, projections, estimates, or predictions. These statements are based on FHLBank Chicago’s expectations as of the date hereof. The words “believe”, “estimate”, “expect”, “preliminary”, “continue”, “remain”, “commit”, and similar statements and their plural and negative forms are used to identify some, but not all, of such forward-looking statements. For example, statements about future dividends and expectations for financial commitments are forward-looking statements. FHLBank Chicago cautions that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to: legislative and regulatory developments; instability in the credit and debt markets; economic conditions (including banking industry developments and liquidity in the financial system); political, national and world events; changes in demand for advances or consolidated obligations; membership changes; the reliability of projections, assumptions, and models of future financial performance and condition; FHLBank Chicago’s ability to execute its business model and pay future dividends; FHLBank Chicago’s ability to protect the security of information systems and manage any failures, interruptions, or breaches; and the risk factors set forth in FHLBank Chicago’s periodic filings with the Securities and Exchange Commission (SEC), which are available through the SEC’s reporting website. FHLBank Chicago assumes no obligation to update any forward-looking statements made herein. In addition, the FHLBank Chicago reserves the right to change its business plan or plans for any programs for any reason, including but not limited to, legislative or regulatory changes, changes in membership or member usage of programs, or changes at the discretion of the board of directors. Accordingly, FHLBank Chicago cautions that actual results could differ materially from those expressed or implied in these forward-looking statements or could impact the extent to which a particular plan, objective, projection, estimate or prediction is realized. New factors may emerge, and it is not possible to predict the nature of each new factor or assess its potential impact. Given these uncertainties, undue reliance should not be placed on forward-looking statements.

“Community First”, “Downpayment Plus”, "DPP", “Mortgage Partnership Finance”, and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.
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